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                                                                     EXHIBIT 11



                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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

                                                  Three Months Ended                         Six Months Ended
                                                     December 31,                              December 31,
                                         -------------------------------------     --------------------------------------
                                               1998                1997                 1998                  1997
                                         -----------------    ----------------     ----------------     -----------------
BASIC AND DILUTED

Weighted average shares outstanding            7,159,658           7,116,059            7,137,858             7,116,059
                                         =================    ================     ================     =================

Net Loss                                    $(1,047,725)        $(2,598,928)         $(1,589,471)           $(2,927,149)
                                         =================    ================     ================     =================

Basic and diluted loss per common share       $   (0.15)          $   (0.37)           $   (0.22)             $   (0.41)
                                         =================    ================     ================     =================


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